Exhibit 10.23

ICG Communications, Inc.

ICG Key Employee Retention Plan

     This Key Employee Retention Plan (this “Plan”) has been adopted by ICG Communications, Inc., a Delaware corporation and ICG Telecom Group, Inc., a Colorado corporation (collectively, “ICG”) effective as of May 3, 2004 (the “Effective Date”) for the benefit of the Participants (as hereinafter defined).

Recitals

     ICG hereby acknowledges as follows:

     A. ICG, directly and through certain of its subsidiaries and affiliates (collectively, the “ICG Entities”) operate telecommunications companies offering a broad range of telecommunication services throughout the United States (collectively, the “Businesses”).

     B. The ICG Entities currently are considering various strategic transactions, any of which is likely to have a substantial impact on the future prospects of ICG and the Businesses. ICG believes that the Participants are critical to the successful accomplishment of any such transaction, and that a one-time cash retention bonus is both necessary and appropriate to induce the Participants to remain in the service of ICG and the ICG Entities and to devote his or her full time, attention, energy and effort to the Businesses and such transaction project.

     C. ICG wishes to clearly set forth the terms and conditions on which the retention bonus shall be deemed to have been earned and be paid.

Plan Terms and Conditions

     ICG hereby acknowledges as follows:

          1. Definitions. For purposes of this Plan, the following terms shall have the following meanings:

          “Change of Control” means any or all of the following (whether in one or a series of related transactions):

          (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) who is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of ICG representing fifty percent (50%) or more of the total voting power represented by the ICG’s then outstanding voting securities; or

          (b) the date of the consummation of a merger or consolidation of ICG with any other corporation that has been approved by the stockholders of record of ICG, other than a merger or consolidation which would result in the voting securities of ICG outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of ICG or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of record of ICG approve a plan of complete liquidation of ICG.

          “Contribution Amount” shall mean the amount of $3,697,994.00 in cash to be paid to the ICG Key Employee Trust on the Effective Date or as soon thereafter as reasonably practicable and such additional amounts as may be necessary from time to time to satisfy either ICG’s obligations under the Plan or the costs of administration of the ICG Key Employee Trust, which payments shall become subject to the terms and conditions of the ICG Key Employee Trust Agreement.

          “Effective Date” means May 3, 2004.

          “ICG Entities” means ICG Communications, Inc., a Delaware corporation, ICG Holdings, Inc., a Colorado corporation, ICG Equipment, Inc., a Colorado corporation, ICG Telecom Group, Inc., a Colorado corporation, ICG Mountain View, Inc., a Colorado corporation, ICG Telecom Group of Virginia, a Virginia corporation, ICG ChoiceCom Management, LLC, a Delaware limited liability corporation, and ICG ChoiceCom Management, LP, a Delaware limited partnership.

          “ICG Key Employee Trust” means that certain trust, the assets of which shall comprise the Trust Amount, to be created pursuant to the ICG Key Employee Trust Agreement for the purpose of making the Plan Payments under the Plan, the beneficiaries of which shall be the Participants and the reversionary beneficiary of which shall be ICG.

          “ICG Key Employee Trust Agreement” means that certain trust agreement dated as of May 3, 2004, creating the Trust.

          “Officers” means Jeffrey Pearl, Richard Fish, Bernard Zuroff and Michael Kallet.

          “Participant” means those individuals listed on Exhibit “A” hereto.

          “Plan Payments” means the payments contemplated by the Plan.

          “Retention Award” means, with respect to a Participant, the dollar amount set forth opposite such Participant’s name.

          “Retention Bonus” is as defined in Section 2(a) hereof.

          “Termination For Cause” means termination of a Participant upon a good faith determination by the Chief Executive Officer or Chief Financial Officer of ICG with respect to any Participant that any one or more of the following has occurred:

          (a) The Participant shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against an ICG Entity;

          (b) The Participant shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude;

          (c) The Participant shall have committed a breach of any confidentiality or non-compete obligation imposed by law or by covenants contained in any written employment or confidentiality agreement between Participant and any ICG Entity;

          (d) The Participant shall have willfully failed to perform his duties on a regular basis and such willful failure shall have continued for a period of ten (10) days after written notice to the Participant specifying such willful failure in reasonable detail;

          (e) The Participant shall have refused, after explicit written notice, to obey any lawful resolution by the Chief Executive Officer or Chief Financial Officer of ICG that is consistent with such Participant’s duties to an ICG Entity;

          (f) The Participant shall have committed acts of gross misconduct or acts constituting grounds for immediate dismissal pursuant to the effective employee handbook of the ICG Entity(ies); or

          (g) The Participant shall have engaged in the unlawful use or possession of illegal drugs on the premises of any ICG Entity.

          “Trustee” shall mean the trustee of the ICG Key Employee Trust to be identified by ICG.

          2. Retention Bonus.

          (a) On the terms and conditions of this Plan, ICG hereby grants and awards a retention bonus to each of the Participants in an amount equal to the Retention Award concerning such Participant (a “Retention Bonus”).

          (b) No Participant shall be entitled to a Retention Bonus under this Plan unless and until such Participant’s right to such Retention Bonus has vested under this Plan.

          (c) Subject to Section 2(d) hereof, a Participant’s right to a Retention Bonus under this Plan shall vest as follows:

          (i) A right to receive an amount equal to 25% of a Retention Award shall vest on the date that is the earlier of (a) the date on which a Participant is terminated by an ICG Entity for any reason other than a Termination For Cause, (b) a Change of Control, and (c) at the end of the third month after the date this Plan is approved by the Board of Directors of ICG (the “First Vesting Date”);

          (ii) A right to receive an amount equal to 25% of a Retention Award shall vest on the date following the First Vesting Date that is the earlier of (a) the date on which a Participant is terminated by an ICG Entity for any reason other than a Termination For Cause, (b) a Change of Control, and (c) the end of the third month after the First Vesting Date (the “Second Vesting Date”); and

          (iii) A right to receive an amount equal to 50% of a Retention Award shall vest on the date following the Second Vesting Date that is the earlier of (a) the date on which a Participant is terminated by an ICG Entity for any reason other than a Termination For Cause, (b) a Change of Control, (c) the end of the second month after the Second Vesting Date, and (d) December 31, 2004 (the “Third Vesting Date”).

          (d) No part of any Retention Bonus shall vest on a First Vesting Date, a Second Vesting Date or a Third Vesting Date, as applicable, unless, as of such date, the Participant is and at all times since the Effective Date of this Plan has been continuously employed by ICG or an ICG Entity.

          (e) Except as provided below, no part of any Retention Bonus shall vest unless, on or before May 28, 2004, a Participant has agreed in writing to waive all rights to any other bonus or severance payments to which such Participant would otherwise be entitled under any other plan, program or agreement of or with any ICG Entity. Notwithstanding the foregoing, a Participant may assert a claim for the difference between the amount of the Retention Bonus and the amount of any other severance payment to which such Participant would otherwise be entitled under any pre-existing severance plan, program or agreement of or with any ICG Entity.

          3. Funding of ICG Key Employee Trust: On the Effective Date, or as soon thereafter as reasonably practicable, ICG shall irrevocably and unconditionally transfer to the ICG Key Employee Trust the Contribution Amount from which Plan Payments, other than in respect of the Officers, and the costs of administration of the ICG Key Employee Trust shall be funded in accordance with the ICG Key Employee Trust Agreement. ICG shall have a reversionary interest in the ICG Key Employee Trust with respect to any monies remaining in the ICG Key Employee Trust that are not necessary to satisfy any obligations under the Plan upon the date after which all of ICG’s obligations under the Plan and under the ICG Key Employee Trust Agreement have been satisfied. At such time, all such remaining monies shall be returned to ICG. If at any time the amount held in the ICG Key Employee Trust is insufficient to make the Plan Payments and cover the costs of administration of the ICG Key Employee Trust, ICG shall irrevocably and unconditionally transfer to the ICG Key Employee Trust the amount of the shortage.

          4. Payment. Any part of a Retention Bonus that has vested under this Plan shall thereupon become due and payable, and ICG shall pay such Retention Bonus to each Participant within five (5) calendar days of the date of vesting, but in no event later than December 31, 2004. Such payment to Participants, other than Officers, shall be made upon written request to the Trustee in accordance with the terms of the ICG Key Employee Trust Agreement by any one of the following: the Chief Executive Officer of ICG, the Chief Financial Officer of ICG, or court order to be issued by a court of competent jurisdiction after all conditions to payment hereunder have been met. Any Retention Bonus payable under this Plan shall be treated as cash compensation by ICG to the Participant and shall be subject to all required or customary withholding.

          5. Construction. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado. Expressions such as “hereof,” “herein,” and “hereto” refer to this Plan, as amended from time to time, and all exhibits or schedules attached hereto. Unless otherwise stated in this Plan, “including” shall mean “including without limitation.” Wherever the context so requires, the masculine shall include the feminine and neuter and the singular shall include the plural. The captions and headings of the articles, sections and paragraphs of this Plan are inserted solely for convenience of reference and are not a part of, and are not intended to govern, limit or aid in the construction or interpretation of any term or provision herein. Unless otherwise specified in this Plan, references to articles or sections refer to the articles and sections of this Plan.

          6. Understanding. The Participants acknowledge that they have carefully read this Plan, that they have had sufficient time and opportunity to consider its terms and to obtain legal advice, if desired, that they fully understand its final and binding effect, that the only promises made to such Participants are those stated above, and that they are signing this Plan voluntarily.

          7. Amendments. This Plan may be amended from time to time with respect to any Participant only by written instrument executed by ICG and the Participant.

          8. Assignment. By virtue of the unique relationships and responsibilities involved in the services provided by the Participants, the rights and obligations of the Participants are not transferable or delegable and no Participant shall transfer any right, title or interest in this Plan, nor shall any such right, title or interest be subject to garnishment, attachment, lien, levy or execution or be subject to transfer by operation of law. This Plan shall bind and inure to the benefit of ICG and the Participants and each of their respective successors, assigns, personal representatives, heirs and legatees. Each person executing this Plan and/or all amendments or supplements to it binds and obligates himself/herself, his/her present spouse, his/her estate, and all persons claiming by, through or under him/her.

          9. Attorneys’ Fees. Except as otherwise provided herein, in the event of arbitration or litigation concerning any provision of this Plan or the rights and duties of any person in relation thereto, reasonable attorneys’ fees shall be paid to the prevailing party.

          10. Severability. If any term, provision, covenant or condition of this Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          11. Entire Plan. This Plan constitutes the entire ICG Key Employee Retention Plan for the benefit of the Participants. Except as provided for in this Plan, there are no representations, plans, arrangements, or understandings, oral or written, between or among ICG and the Participants relating to the subject matter hereof of thereof that are not fully expressed herein.

          12. Waiver. No waiver of any of the provisions of this Plan shall be deemed a waiver of the right of any Party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Plan as of the date first above written.

ICG:

ICG Communications, Inc.

By:

ICG Telecom Group, Inc.

By:

ACKNOWLEDGED BY:

ICG Communications, Inc.

First Amendment to ICG Key Employee Retention Plan

     This First Amendment to ICG Key Employee Retention Plan (this “Amendment” and the “Plan”) has been adopted by ICG Communications, Inc., a Delaware corporation and ICG Telecom Group, Inc., a Colorado corporation (collectively, “ICG”) effective as of July 31, 2004. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

Recitals

     ICG hereby acknowledges as follows:

     A. ICG has approved the Plan effective May 3, 2004.

     B. ICG wishes to modify the terms and conditions on which the Retention Bonus shall be deemed to have been vested and payable to Participants whose employment is terminated by an ICG Entity for any reason other than a Termination For Cause.

Amendment

     ICG hereby amends Section 2(d) of the Plan by adding the following sentence at the end thereof:

     Notwithstanding anything in Section 2(c) or this Section 2(d) to the contrary, any unvested amounts of a Participant’s Retention Bonus shall immediately vest and be payable in accordance with Section 4 upon the termination of a Participant’s employment by an ICG Entity for any reason other than a Termination For Cause, provided that such Participant has been continuously employed by an ICG Entity following the Effective Date through the date of such termination.

Miscellaneous

     Except as set forth above, the Plan remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to ICG Key Employee Retention Plan as of the date first above written.

ICG Communications, Inc.

By:	/s/ BERNARD ZUROFF

Name: Bernard Zuroff
Title: E.V.P., General Counsel & Secretary

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ICG Telecom Group, Inc.

By:	/s/ BERNARD ZUROFF

Name: Bernard Zuroff
Title: V.P., General Counsel & Secretary

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